REPRINTED FROM SEPTEMBER 16, 2013

THE WALL STREET TRANSCRIPT
Connecting Market Leaders with Investors

# Sport Chalet, Inc. (SPCHA and SPCHB)



**CRAIG LEVRA** has served as CEO of Sport Chalet, Inc., since 1999 and Chairman of the board since 2001. Prior to joining the company in 1997, he was employed by The Sports Authority. During his five-year tenure with them, he held positions of increasing responsibility in merchandising and operations and was Vice President of Store Operations at the time of his departure. Mr. Levra received a bachelor's and a master's in business administration from the University of Kansas. He currently serves on the board of directors of the National Retail Federation, Junior Achievement of Southern California, the Southern California Committee for the Olympic Games and the Los Angeles Sports and Entertainment Commission.

**SECTOR — CONSUMER DURABLES**

**TWST: Let's start out with an overview of the company and how you see Sport Chalet.**

**Mr. Levra:** Absolutely. Well, Sport Chalet is positioned as a premier technical resource for athletes and customers who want to excel at their chosen sport or activity, and that includes everything from ice climbing to stand-up paddleboarding to snowboarding to little league baseball, running, fitness, cycling, fishing, you name it. We have 52 stores in four western states. We have a team sales division that calls on schools, teams and leagues throughout our four states, and of course, we have our online presence at sportchalet.com and a mobile site as well that serves customers nationally.

**TWST: How does the business break down between traditional sporting goods merchandise, and your education and training division?**

**Mr. Levra:** Well, education and training is a huge part of what we do. We don't like the idea or subscribe to the thought that consumers come in and buy stuff and run out of the store. Our model is all about engagement, so whether it's face-to-face in our stores or online through live chat, we believe in educating and helping our customers. We work hard to give great expert advice about sports and activities, as well as the gear that an athlete needs to excel at his or her sport.

For instance, we are the largest scuba retailer in the world. We sell more scuba gear and teach more students how to dive than anybody else; 32 of our stores have scuba-training pools. We also have certified instructors in stand-up paddleboarding who can take any customer out on the water, teach them how to paddleboard and save their life if something goes wrong. We have instructors on staff in the winter who offer snowboard and ski training to children ages six to 17, and I can assure you, when those young athletes are done with their classes, they will snowboard and ski better than their parents.

Another example — our bike mechanics in all of our stores are certified by a world-class certification agency, and they regularly hold clinics for customers who come in. We teach them how to change a flat on the mountain or what to do if they have a gear problem or a brake problem on the trail. So we offer all the repair classes that are necessary in addition to the fact that our experts are certified to repair any kind of bicycle that comes into our stores. These are examples of the way Sport Chalet provides customers with a comprehensive sporting goods experience that begins with product education and selection, and continues through the product lifecycle with assembly, maintenance, accessories and upgrades. We're trained, and we're passionate experts who are dedicated to helping athletes perform better.

**TWST: Does the service side have definitive cycles?**

**Mr. Levra:** Well, absolutely, it does. Obviously in the winter time we're renting and selling snowboards, skis and snowshoes; and in the summer time we're renting and selling kayaks, canoes, stand-up paddleboards, tennis gear, camping gear, wakeboards and water skis. Additionally, we service those same items throughout the year.

**TWST: On the products side, which categories are most popular?**

**Mr. Levra:** Well, what's interesting is the categories where we're seeing the greatest growth are the categories that are hard to understand how to do or hard to find the gear to do it. So for example, stand-up paddleboarding for us has been a great category. We buy from the top brands in the world, and we have 400 rental boards in our fleet. Our climbing category also continues to do very well for us. Our team works extraordinarily hard to execute a first-to-market strategy with

performance, technology and lifestyle merchandise. So typically our best sellers are items or categories that are new, that others do not have or that are hard to find, and we get them first, and we market them correctly and create demand, and it's really extraordinary. And we constantly add new brands, especially those that have a technical component to them to make an athlete perform better. So it's pretty exciting, and I'm always thrilled when I go into one of our stores and see all the new cool stuff that we've brought into our company and of course offer online as well.

**TWST: What about the store environment?**

**Mr. Levra:** We have an exciting environment. We've got the experts throughout the store. As I mentioned, the majority of our stores have scuba training pools either inside the store or directly adjacent to the store. We have rental counters located throughout the stores and education centers located throughout the stores, which make us a great store for engagement. We're not self-select or self-serve. When you go to our footwear departments, we have experts who will measure your foot, look at your gait, put you on the treadmill with a computer and a camera attached, and watch how you walk, jog or run. Our experts are then able to select the perfect shoe for any given athlete and get the right shoe on their feet, look at their arch support and offer the correct insoles to go along with the footwear. We want each athlete to achieve the perfect stride and improve their speed.

Our stores and services are very engaging and very interactive. For instance, in the summer time we lay out canoes and kayaks on the floor so customers can sit in them. We make sure that the fit is right and adjust the seatbacks. Our new store, our next generation store at FIGat7th in downtown Los Angeles takes that experience to a completely different level. The store is 27,000 square feet, considerably smaller than our average store, which is more than 40,000 square feet. The design and the feel of the store are also different — modern, interactive and even more engaging. The store features an expert center in the middle of the store where we're constantly teaching classes, giving clinics and bringing in world-class speakers. We had Peter Croft in three weeks ago, who's a world-class athlete from the North Face. Next week we have Tom Piszkin, who actually works for us in our San Diego location and is the past President of the San Diego Triathlon Club, giving a two-hour presentation on how to prepare and compete in triathlon successfully. So far we're getting rave reviews on the store's design and layout, so much so that we want to retrofit existing stores with that environment.

**TWST: Let's talk a moment about some of the highlights of the financial results you released last month for the period ending June 30, 2013. Online sales saw an increase of 37.6%. Tell us about the results.**

**Mr. Levra:** Our online store has performed extremely well for us, and we continue to work to make the shopping experience better and more engaging for our customers. We continue to aggressively grow and invest in our online presence. We offer drop ship from 19 vendors, several of which we added recently. We launched a new social communications strategy designed to drive traffic to the site. Another interesting aspect about our online store is that nearly half of online sales come from states where Sport Chalet does not have traditional stores. States outside of Sport Chalet's current footprint offer opportunity for additional online growth and, in the future, may become attractive expansion locations.

Overall our first quarter sales were lower than expected, in part due to the uneven retail environment. We have already responded quickly by taking costs out of our business, closing two underperforming stores and finalizing a new, five-year $75 million credit facility expansion with Bank of America. We are making solid headway in implementing our recently announced strategic initiatives, and we believe they will help drive sales by reinforcing the Sport Chalet brand as the sporting goods retailer of choice.

***"We are making solid headway in implementing our recently announced strategic initiatives, and we believe they will help drive sales by reinforcing the Sport Chalet brand as the sporting goods retailer of choice."***

**TWST: How is the competition out there? What sets Sport Chalet apart from its competitors?**

**Mr. Levra:** Well, I think it's personal engagement, and that's what we hear time and again. So you can come to Sport Chalet, we'll give you great advice, we'll teach you how to do the sport you're interested in or give you tips on how to excel at the sport that you're already in, we'll let you try before you buy, because you can rent all the gear from us first before you even make the investment to buy. And in our case, the first two days of rental are free if you decide to take up the sport. So if you're a family and you want to go camping and you haven't been or you don't own a tent or sleeping bags, you want to try it out — we'll rent you all the gear. And if everybody has a good time, when you're done and you want to buy a tent, we'll take the first two days of the rental fee and apply it to the cost of a brand-new tent.

It's wonderful how many new advocates we bring to a particular sport because of that rental program. So it's that engagement focus that counts the most. We guarantee everything we sell; we guarantee satisfaction. We match online pricing, and we don't sell any private-label gear, by the way. So there's ability to take advantage of our vendors' research and development to create great products, and we leverage that to the maximum amount possible, and we're proud of what we're offering, we're proud of what we sell. Our customers respond very favorably to it.

**TWST: What are the potential home runs over the next two to three years? Is there a scenario that that could cause higher-than-expected growth or profitability for the company?**

**Mr. Levra:** All the initiatives we have in place are working. One initiative we have that we launched is iPad service in six of our stores, including our next-generation store, that allows full engagement on the floor with a customer; it's not a kiosk, it's not impersonal, because we have a curated mix by store, and our merchandising team has done a great job to make sure we've got the right product in the right store, because every store behaves differently and serves different customers. If somebody walks into a store where we may not have a particular category or don't have the brand that they may be looking for but are available in our other stores, we can present it on our iPad and make the order right there and deliver it right to the customer.

Our "Order Today, Deliver Today" service, which we launched in the spring, is getting great traction. The service is a great way for us to engage with customers who want something bigger, such as a treadmill or elliptical, as opposed to a running top or a pair of shoes. We can deliver those products using our white-glove delivery service. Team sales continues to

rebound for us very strongly, and no one can do what we do in team sales. No other retailer can tie together all of our touch points better than Sport Chalet, including our Action Pass customer relationship management program, our ability to produce product for teams out of our team sales division and our great assortment of product we have on our sales floor.

The next-gen concept we opened in downtown Los Angeles at the end of June is a radically different store concept for us. When I visit that store with customers or I visit that store with vendors, the first words out of their mouths are frequently "This does not look like Sport Chalet," which we think is great. I love that the store is that radically different. So that's clearly given us a model to look at growth, because we can build a much smaller store that is still very cool and fully interactive. We still offer our expert service and combine that with a fully mobilized, fully interchangeable layout. There are no fixed positions in that store. Every category can move, and we've done a great job combining footwear, apparel and gear by different categories and different sports together to make it a fully customizable shopping experience, and so far everybody is very impressed, and our customers love it.

**TWST: Do you have acquisitions, joint ventures, partnerships, those kinds of things in mind? What's going on there?**

**Mr. Levra:** Nothing I can comment on publicly.

**TWST: Which areas of the business do you focus on personally these days versus delegating?**

**Mr. Levra:** I'm involved in most aspects of the operations and strategy of the company. We have a great team of people that work very hard. I certainly enjoy the ongoing focus with our online and digital strategy growth and where that opportunity will could ultimately take us. I enjoy the product side and the service/engagement side of our business. No doubt the best part is interacting with our customers and our experts. For us, it's about studying the next trends in retail and how we jump on them quickly and ahead of everybody else and leverage our size as a strength rather than a weakness, because speed really counts. I think about strategy and next steps, and where we're going to be and how we leverage technology without spending a lot of money to get there, and how we take advantage of those types of trends. That's the fun part of the job.

**TWST: Howard Kaminsky, your CFO, what do you rely on him to do? What are his strengths?**

**Mr. Levra:** He's a tremendous partner to me personally, and a huge asset to our company. Howard has been with us nearly 30 years. He is tremendously disciplined and dedicated. We couldn't have accomplished many of the things we have, such as our financial relationship with Bank of America, without a top-notch CFO. It wouldn't be possible. Howard understands the business as well as the financials, and understands the customer engagement portion. While not everything we do has a measurable ROI, those things are an important component to our business and make us unique, and he understands that piece very well.

**TWST: When looking at financial reports, what couple of items or statistics give a long-term investor greater insight into Sport Chalet?**

**Mr. Levra:** Our ability to move quickly, number one. Number two, when you compare our numbers to national chains, they have not been as strong recently. However, no portion of the country has been hit harder with the financial downturn than the west. The fact that we continue to morph and change and modify our business and fight through this should give investors great confidence in our team's ability to manage and adapt and succeed in the rapidly changing retail environment.

Our ability to control our aged inventory and our ability to control our expenses continues to get better every day. Our ability to plan for and get ready for the future utilizing our new bank agreement with Bank of America gives us the flexibility that we need to invest in those key areas that are going to deliver growth, not only from top line but from a profitability perspective. We're a very unique model, and national chains, many of them, follow what we do, not the other way around.

Our team is extremely excited about our future. All of the new initiatives that I mentioned are working very well, and we have more initiatives that we're studying, that we can have in place prior to the holiday season that we think will help us on the one-to-one engagement portion even more, so we believe our future is very bright.

**TWST: Do you feel that Wall Street is doing a good job of fairly representing the value and strength of your business?**

**Mr. Levra:** What I can tell you is that we are focused on delivering stronger financial results, generating returns for our shareholders, continuously improving customer engagement, and preparing for the future and all the wonderful changes that are coming. Many retailers are afraid of these changes, but we embrace them, because with our small size, we have the flexibility and the nimbleness to do things quickly and capitalize on technology, new merchandise, services, real estate, design, as well as changes in branding and marketing. Our size, and consequently ability to move fast and pivot, is an important strength.

**TWST: If you were sitting down today with a group of potential long-term investors, what two or three reasons would you give them to take a look at your stock today?**

**Mr. Levra:** I would tell them that we are implementing a number of strategic initiatives to position Sport Chalet to fully capitalize on the recovering economy and to generate more consistent, steady growth. We are doing this through our new store layout already on display in downtown Los Angeles, our investment in our online platform where sales are expected to continue to double in fiscal year 2014, and leveraging data to drive geographic expansion and our comprehensive digital strategy to enhance our customers' experience. Our dedication to educating and engaging our consumers is unrivaled in the retail industry. Our highly trained sales staff is a critical factor in successfully explaining and selling the technical merchandise that we sell and an essential reason why we have more than 2.1 million members in our industry-leading Action Pass rewards program. This is an exciting time for Sport Chalet, and a wonderful time for investors to benefit from the work we have done to position Sport Chalet for growth and profitability in the coming years.

**TWST: Thank you. (KL)**

**CRAIG LEVRA**
**CEO & Chairman**
**Sport Chalet, Inc.**
**One Sport Chalet Drive**
**La Canada, CA 91011**
**(888) 801-9162**
**www.sportchalet.com**